SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

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Date of Report (Date of earliest event reported): February 27, 2013

SUNGRO MINERALS, INC.

(Exact Name of Registrant as Specified in Charter)

Nevada	000-53157	98-0546544
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

1530 Atwood Ave. #19652, Johnston, Rhode Island	02919
(Address of principal executive offices)	(Zip code)

(401) 648-0805
Registrant’s telephone number, including area code

Not Applicable

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01 – COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS;

ACQUISITION OF OIL & GAS INTEREST – GRAND CHENIER FIELD

a)

Date of completion of the transaction:

February 27, 2013

b)

 Brief description of the assets involved:

Sungro Minerals, Inc. acquired a twenty eight percent (28%) “Working Interest” in the Grand Chenier Field in Cameron Parish, Louisiana, an oil and gas property.

c)

Identity of person(s) from whom acquired and nature of relationship:

The interest was acquired from Sigma Gamma Interest, LLC. a trust unrelated to the Company or any of its officers and directors.

d)

Nature of consideration:

The Company acquired the interest for $2.0 million consisting of:

a)

Issuance of 250,000 Preferred C shares with a stated value per share of $2.00 on the date of closing.

a.

Preferred C shares will be convertible into common shares of the Company at the lower of (i) a twenty percent (20%) discount to the three day weighted average of the closing bid prices for the three trading days prior to the date of conversion or (ii) $2.00 per share .

b.

Preferred C shares that have been held for six (6) months or longer in accordance with SEC Rule 144 will be released from conversion restriction.

b)

Issuance of a Secured Note in the amount of $1.5 million, carrying interest at eight 8% per annum, and to be repaid upon commencement of production at the lesser of (i) $40,552.79 per month or  (ii) twenty percent (20%) of the Net Income from any production.

e)

Material Relationships:

Not Applicable.

f)

Shell Status:

Not Applicable.

ITEM 9.01FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not Applicable

(b)

Not Applicable

(c)

Not Applicable

  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sungro Minerals, Inc.

Date: March 27, 2013	By:	/s/ Erwin Vahlsing, Jr.
	Name:	Erwin Vahlsing, Jr.
	Its:	Chief Financial Officer